UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2013, CECO Environmental Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with various lenders (the “Lenders”) and letter of credit issuers (each, an “L/C Issuer”), and Bank of America, N.A., as Administrative Agent (the “Agent”), swing line lender and an L/C Issuer, providing for various senior secured credit facilities comprised of a $65 million senior secured term loan, a $70.5 million senior secured U.S. dollar revolving credit facility for U.S. dollar revolving loans with sub-facilities for letters of credit and swing-line loans, and a $19.5 million senior secured multi-currency revolving credit facility for U.S. dollar and specific foreign currency loans. The Company has the option to obtain additional commitments for either the U.S. dollar revolving credit facility or the term loan facility in an aggregate principal amount not to exceed $30 million.

Concurrent with the closing of the Mergers (as defined below), the Company borrowed $65 million in term loans and $52 million in U.S. dollar revolving loans and used the proceeds to (i) finance the cash portion of the Mergers, (ii) pay off certain outstanding indebtedness of the Company and its subsidiaries (including certain indebtedness of Met-Pro (as defined below) and its subsidiaries), and (iii) pay certain fees and expenses incurred in connection with the Credit Agreement and the Mergers. As of August 28, 2013, the aggregate principal amount of approximately $100 million was outstanding under the credit facilities.

At the Company’s option, revolving loans and the term loans accrue interest at a per annum rate based on either:

•	the Base Rate plus a margin ranging from 0.5% to 1.5% based on the Company’s consolidated leverage ratio (“Base Rate Loans”); or

•	the Eurocurrency Rate plus a margin ranging from 1.5% to 2.5% based on the Company’s consolidated leverage ratio (“Eurocurrency Loans”).

Swing line loans may only be Base Rate Loans.

“Base Rate” means the highest of (a) the federal funds rate plus 0.5%, (b) the Agent’s prime lending rate, and (c) one-month LIBOR plus 1.00%.

“Eurocurrency Rate” means, for any period of 1, 2, 3 or 6 months selected by the Company (each such period, an “Interest Period”), (i) in the case of a loan denominated in Dollars, Euro, Sterling, Swiss Franc or Yen, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such period; and (ii) in the case of loans denoted in other foreign currencies, the rate per annum as designated with respect to such currency at the time such currency was approved by the Administrative Agent and the Lenders pursuant to the Credit Agreement or, if such rate is unavailable on any date of determination for any reason, a comparable or successor rate approved by the Administrative Agent.

Accrued interest on Base Rate Loans shall be payable quarterly in arrears on the last day of each calendar quarter and at maturity. Interest on Eurocurrency Loans shall be payable on the last date of each applicable Interest Period (but in no event less than once every three months) and at maturity. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, letter of credit fees and commitment fees for a Credit Agreement of this size and type.

Revolving loans may be borrowed, repaid and reborrowed until August 27, 2018, at which time all amounts borrowed pursuant to the revolving credit facility must be repaid.

The term loans will be repaid quarterly at the end of each of the Company’s fiscal quarters, in twelve installments of $1,218,750.00 each, followed by four installments of $1,625,000.00 each, followed by three installments of $2,031,250.00 each, with the remaining balance being due and owing on August 27, 2018. The term loans are subject to mandatory prepayment under certain circumstances, including in connection with, and subject to certain reinvestment rights, the Company’s or its subsidiaries’ receipt of net proceeds from certain issuances of indebtedness, sales of assets, and casualty events. The Company has granted a security interest in substantially all of its assets to secure its obligations pursuant to the Credit Agreement. The Credit Agreement is guaranteed by the Company’s U.S. subsidiaries and such guaranty obligations are secured by a security interest on substantially all of the assets of such subsidiaries, including certain real property. The Credit Agreement may also be guaranteed by the Company’s material foreign subsidiaries to the extent no adverse tax consequences would result to the Company.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit the ability of the Company and its subsidiaries to, among other things, grant liens, merge or consolidate, dispose of assets, pay certain dividends or distributions, repurchase stock, incur indebtedness, make loans, make investments or acquisitions, enter into certain transactions with affiliates, make capital expenditures, enter into certain restrictive agreements affecting its subsidiaries, and enter into certain negative pledge arrangements, in each case subject to customary exceptions for a Credit Agreement of this size and type. The Company is also required to maintain compliance with a consolidated leverage ratio and a consolidated fixed charge coverage ratio.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, non-compliance with ERISA laws and regulations, defaults under the security documents or guaranties, material judgment defaults, invalidity of the Credit Agreement and related guarantee and security documents, change of management and a change of control default. Under certain circumstances, the occurrence of an event of default could result in an increased interest rate equal to 2.0% above the applicable interest rate for loans, the acceleration of the Company’s obligations pursuant to the Credit Agreement and an obligation of the subsidiary guarantors to repay the full amount of the Company’s borrowings pursuant to the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Credit Agreement, (ii) the Company Guaranty Agreement, (iii) the Subsidiary Guaranty Agreement, and (iv) the Security Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement, the Amended and Restated Credit Agreement between the Company and its US corporate affiliates and Fifth Third Bank entered into August 17, 2010, effective date June 30, 2010 (as amended, the “Existing Credit Agreement”), and all related loan documents and collateral documents were terminated effective August 27, 2013, and all amounts outstanding under the Existing Credit Agreement and related loan documents and collateral documents, including the outstanding principal balance, were paid in full. A description of the material terms of the Existing Credit Agreement can be found under Item 1.01 in the Current Reports on Form 8-K filed by the Company on January 1, 2006, March 6, 2007, March 3, 2008, August 4, 2008, May 7, 2009, August 19, 2010, February 19, 2010, and March 27, 2013, and such descriptions are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 27, 2013, the Company completed its acquisition of Met-Pro Corporation, a Pennsylvania corporation (“Met-Pro”). Pursuant to an Agreement and Plan of Merger, dated as of April 21, 2013, and amended as of August 5, 2013 (the “Merger Agreement”), among the Company, Mustang Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.), a Delaware limited liability company and wholly-owned subsidiary of the Company (“Successor Sub”), and Met-Pro, Merger Sub I merged with and into Met-Pro (the “First Merger”), with Met-Pro as the surviving corporation, and subsequently, also on August 27, 2013, the surviving corporation of the First Merger merged with and into Successor Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Successor Sub surviving as a wholly-owned subsidiary of the Company, and in connection with which Met-Pro was renamed “Met-Pro Technologies LLC.”

In the First Merger, Met-Pro’s shareholders had the option to elect to exchange each share of Met-Pro common stock for either (i) $13.75 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $13.75 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on August 26, 2013, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.3520 shares of the Company’s common stock for each share of Met-Pro common stock and a minimum of 1.0000 share of the Company’s common stock for each share of Met-Pro common stock, subject to certain exceptions and with overall elections subject to proration so that approximately 53% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger (treating all restricted stock units as outstanding shares and all in-the-money options as outstanding shares calculated using the treasury share method (“Equity Award Shares”)) would be exchanged for cash (which, together with the amount of cash paid for Equity Award Shares, was capped at $109.5 million) and approximately 47% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger would be converted into the right to receive shares of Company common stock.

At the effective time of the First Merger, approximately 51.6% of the shares of Met-Pro common stock converted into the right to receive the $13.75 Cash Consideration, for an approximate total of $104.4 million in aggregate Cash Consideration. The Company Trading Price was $12.6814. As a result, each of the remaining shares of Met-Pro common stock converted into the right to receive 1.0843 shares of Company common stock, or an approximate total of 7,726,235 shares of Company common stock in aggregate Stock Consideration. Following the issuance of these additional shares, there were approximately 25,614,539 shares of Company common stock issued and outstanding.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $13.75 per share Cash Consideration was oversubscribed by Met-Pro shareholders prior to the election deadline on August 23, 2013 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each Met-Pro share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each Met-Pro shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 77.56% of such holder’s Met-Pro shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 22.44% of such holder’s Met-Pro Shares for which a valid cash election was made.

No fractional shares of Company common stock will be issued to any Met-Pro shareholder in the First Merger. Each Met-Pro shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $12.6814 (which represents the Company Trading Price).

In addition, holders of outstanding Met-Pro options and restricted stock units will receive an aggregate amount of cash equal to approximately $4.9 million as consideration for the cancellation of the options and restricted stock units held by them as of immediately prior to the effective time of the First Merger.

Based upon the final mix of cash and stock merger consideration described above and the trading price of the Company’s common stock on the closing date of the Mergers, the Company and Met-Pro will report the Mergers as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. To review the tax consequences of the Mergers to them in greater detail, former Met-Pro shareholders should refer to the Company’s and Met-Pro’s joint proxy statement/prospectus filed with the SEC, dated July 25, 2013. Specifically, former Met-Pro shareholders should review the section of the joint proxy statement/prospectus entitled “Material United States Federal Income Tax Consequences” beginning on page 97 of the joint proxy statement/prospectus. Former Met-Pro shareholders are also encouraged to consult their tax advisors as to the tax consequences of the Mergers in their particular circumstances.

As a result of the First Merger, shares of Met-Pro common stock have ceased trading on the New York Stock Exchange and will be delisted.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on April 22, 2013, and the full text of Amendment No. 1 to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on August 8, 2013, each of which is incorporated herein by reference.

A copy of the press release, dated August 27, 2013, announcing the completion of the Mergers and related matters is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth below under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the special meeting of stockholders of the Company held on August 26, 2013 (the “Special Meeting”), Company stockholders approved an amendment to the Company’s 2007 Equity Incentive Plan (the “Plan”) to increase the number of shares of Company common stock available for issuance thereunder from 2,000,000 to 2,600,000, as set forth in the Company’s Amended and Restated 2007 Equity Incentive Plan, a copy of which is included as Exhibit 10.5 to this Form 8-K and incorporated into this Item 5.02(e) by reference. The only change to the Plan was the addition of 600,000 shares to the total number of shares of Company common stock reserved for issuance thereunder. The Company’s Amended and Restated 2007 Equity Incentive Plan became effective upon the closing of the First Merger.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company’s Board of Directors approved cash bonuses to be paid to certain of the Company’s officers and employees as well as a member of the Company’s Board of Directors, including cash bonuses of $300,000 to Jeffrey Lang, the Company’s Chief Executive Officer; $37,500 to Benton Cook, the Company’s Interim Chief Financial Officer; and $200,000 to Jonathan Pollack, a member of the Company’s Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, 13,010,983 shares of Company common stock, or approximately 72.8% of the 17,865,054 shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting, were present in person or by proxy.

At the Special Meeting, Company stockholders of record as of the close of business on July 19, 2013 considered: (1) a proposal to approve the issuance of Company common stock to Met-Pro shareholders in the Mergers contemplated by the Merger Agreement; (2) a proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan (described above) to increase the number of shares of Company common stock available for issuance thereunder from 2,000,000 to 2,600,000; and (3) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there were not sufficient votes at the time of the Special Meeting to approve the first two proposals above. The voting results at the Special Meeting with respect to each of the matters described above were as follows:

1.	The proposal to approve the issuance of Company common stock to shareholders of Met-Pro in the Mergers contemplated by the Merger Agreement was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,960,323	24,855	14,829	10,976

2.	The proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares of Company common stock available for issuance thereunder from 2,000,000 to 2,600,000 was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,258,778	4,731,074	10,154	10,977

3.	The proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,395,022	3,605,882	10,077	0

Safe Harbor

Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan, “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include but are not limited to successfully integrate the operations of Met-Pro and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of the Company and Met-Pro, including economic and financial market conditions generally and economic conditions in the Company and Met-Pro’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on the Company’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the acquisition and the Company’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in the Company’s and Met-Pro’s filings with the Securities and Exchange Commission, including their respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to the Company, Met-Pro or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the companies’ filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Any financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Any pro forma financial information required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on April 22, 2013).*

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 5, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on August 8, 2013).

10.1	Credit Agreement dated August 27, 2013.

10.2	Company Guaranty Agreement dated August 27, 2013.

10.3	Subsidiary Guaranty Agreement dated August 27, 2013.

10.4	Security Agreement dated August 27, 2013.

10.5	Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (incorporated by reference to Annex D of the CECO Environmental Corp.’s Form S-4/A filed with the SEC on July 22, 1013).

99.1	Press Release, dated August 27, 2013.

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2013	CECO ENVIRONMENTAL CORP.

	By:	/s/ Jeffrey Lang
Jeffrey Lang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on April 22, 2013).*

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 5, 2013, by and among Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.) (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on August 8, 2013).

10.1	Credit Agreement dated August 27, 2013.

10.2	Company Guaranty Agreement dated August 27, 2013.

10.3	Subsidiary Guaranty Agreement dated August 27, 2013.

10.4	Security Agreement dated August 27, 2013.

10.5	Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (incorporated by reference to Annex D of the CECO Environmental Corp.’s Form S-4/A filed with the SEC on July 22, 1013).

99.1	Press Release, dated August 27, 2013.

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.